UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2012

YCC HOLDINGS LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-141699-05 (Commission File Number)	20-8284193 (I.R.S. Employer Identification No.)

16 Yankee Candle Way, South Deerfield, MA 01373
(Address of Principal Executive Offices) (Zip Code)

(413) 665-8306

(Registrant’s Telephone Number, Including Area Code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Term Loan Facility

On April 2, 2012, The Yankee Candle Company, Inc. (“Yankee Candle”), Yankee Holding Corp. (“Yankee Holdings”) and certain of Yankee Candle’s domestic subsidiaries entered into a Credit Agreement (the “Term Loan Facility”) with the lenders party thereto, Bank of America, N.A. (“BofA”), as administrative agent, Barclays Bank PLC (“Barclays”), as syndication agent, and BofA and Barclays, as joint lead arrangers and joint book runners.  Under the Term Loan Facility, Yankee Candle borrowed $725.0 million.  On April 2, 2012, net proceeds from the Term Loan Facility were used, at closing, to (i) redeem $180.0 million of Yankee Candle’s 8 1/2% Senior Notes due 2015 (the “Senior Notes”), (ii) refinance Yankee Candle’s existing credit facility, dated as of February 6, 2007 (as amended), with BofA, as agent, and (iii) pay fees and expenses related to the foregoing.  Yankee Candle expects to redeem an additional $135.0 million of the Senior Notes on April 13, 2012, using additional net proceeds from the Term Loan Facility.  The Term Loan Facility will mature on April 2, 2019.

The Term Loan Facility is subject to quarterly amortization of principal equal to 0.25% of the original aggregate principal amount of the Term Loan Facility, with the balance payable at final maturity.  Interest is payable on the Term Loan Facility at either (i) the Eurodollar Rate (subject to a 1.25% floor) plus 4.00% or (ii) the ABR (subject to a 2.25% floor) plus 3.00%.  During the continuance of a payment default, interest will accrue (i) on the overdue principal amount of any loan at a rate of 2% in excess of the rate otherwise applicable to such loan and (ii) on any overdue interest or any other outstanding overdue amount at a rate of 2% in excess of the non-default interest rate then applicable to ABR loans.

The Term Loan Facility requires Yankee Holdings and its subsidiaries to maintain a maximum consolidated net total leverage ratio.  In addition, the Term Loan Facility contains customary covenants and restrictions on Yankee Holdings and its subsidiaries’ activities, including but not limited to, limitations on the incurrence of additional indebtedness, liens, negative pledges, guarantees, investments, loans, asset sales, mergers, acquisitions, prepayment of other debt, distributions, dividends, the repurchase of capital stock, transactions with affiliates and the ability to change the nature of its business or its fiscal year.  All obligations under the Term Loan Facility are guaranteed by Yankee Holdings’ and Yankee Candle’s domestic subsidiaries and secured by a lien on substantially all of the assets of Yankee Holdings and its domestic subsidiaries.

A copy of the Term Loan Facility agreement is furnished as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

Asset-Based Credit Facility

On April 2, 2012, Yankee Candle, Yankee Holdings and certain of Yankee Candle’s subsidiaries also entered into a Credit Agreement (the “ABL Facility”) with BofA, as agent, the other lenders party thereto, Barclays, as syndication agent, U.S. Bank National Association and Wells Fargo Capital Finance LLC, as co-documentation agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays, as joint lead arrangers and joint book runners.

The ABL Facility is scheduled to expire on April 2, 2017 and permits revolving borrowings of up to $175.0 million (with subfacilities for up to $25.0 million in swing line advances, up to $25.0 million for letters of credit, up to $10.0 million for borrowings by Yankee Candle’s Canadian subsidiary, up to $10.0 million for borrowings by Yankee Candle’s German subsidiary and up to $75.0 million for borrowing by Yankee Candle’s United Kingdom subsidiary).  Borrowings under the ABL Facility bear interest at a rate equal to either (i) LIBOR or the BofA rate plus the applicable margin or (ii) the prime rate plus the applicable margin (which is variable dependent on the currency of the borrowing).  For purposes of determining interest rates, the applicable margin is subject to a variable grid, dependent on average daily excess availability calculated as of the immediately preceding fiscal quarter.

The unused line fee payable under the ABL Facility is equal to (i) 0.50% per annum if less than 50% of the ABL Facility has been used on average during the immediately preceding fiscal quarter or (ii) 0.375% per annum if 50% or more of the ABL Facility has been utilized on average during the immediately preceding fiscal quarter.

The ABL Facility requires Yankee Holdings and its subsidiaries to maintain a consolidated fixed charge coverage ratio of at least 1.0:1.0 during a covenant compliance event, which occurs if excess availability is less than the greater of (x) 10% of the loan cap or (y) $15.0 million and continues until excess availability has exceeded the amounts set forth herein for 30 consecutive days.  In addition, the ABL Facility contains customary covenants and restrictions on Yankee Holdings and its subsidiaries’ activities, including but not limited to, limitations on the incurrence of additional indebtedness, liens, negative pledges, guarantees, investments, loans, asset sales, mergers, acquisitions, prepayment of other debt, distributions, dividends, the repurchase of capital stock, transactions with affiliates and the ability to change the nature of its business or its fiscal year.  All obligations under the ABL Facility are guaranteed by Yankee Holdings’ domestic subsidiaries and secured by a lien on substantially all of the assets of Yankee Holdings and its domestic subsidiaries.  Certain of the obligations under the ABL Facility are guaranteed by Yankee Holdings’ foreign subsidiaries and are secured by a lien on substantially all of the assets of such foreign subsidiaries, which consist primarily of inventory and receivables.

A copy of the ABL Facility agreement is furnished as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YCC HOLDINGS LLC

Dated: April 11, 2012

	By:	/s/ James A. Perley
James A. Perley
Vice President, Assistant Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Credit Agreement, dated as of April 2, 2012, by and among The Yankee Candle Company, Inc., Yankee Holding Corp., certain of The Yankee Candle Company, Inc.’s domestic subsidiaries, the lenders party thereto, Bank of America, N.A., as administrative agent, Barclays Bank PLC, as syndication agent, and Bank of America, N.A. and Barclays Bank PLC, as joint lead arrangers and joint book runners.

10.2

Credit Agreement, dated as of April 2, 2012, by and among The Yankee Candle Company, Inc., Yankee Holding Corp., certain of The Yankee Candle Company, Inc.’s subsidiaries, Bank of America, N.A., as agent, the other lenders party thereto, Barclays Bank PLC, as syndication agent, U.S. Bank National Association and Wells Fargo Capital Finance LLC, as co-documentation agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Bank PLC, as joint lead arrangers and joint book runners.